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                                                                    EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS DA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-6420) of Petroleum Geo-Services ASA and in the Prospectuses constituting part of the Registration Statement on Form F-4 (Registration No. 333-9702) of Petroleum Geo-Services ASA, part of the Registration Statements on Form F-3 (Registration Nos. 333-9518 and 333-9520) of Petroleum Geo-Services ASA and part of the Registration Statements on Form F-3 (Registration Nos. 333-10348, 333-10348-01, and 333-10348-02) of Petroleum
Geo-Services ASA, PGS Trust I and PGS Trust II of our report dated February 12, 1997, except as to Note 7, which is as of March 21, 1997, Notes 11 and 13, which are as of February 12, 1998, and Note 12, which is as of June 23, 1998, appearing on page F-2 of this Form 20-F/A.

PRICEWATERHOUSECOOPERS DA

A. Anders Eng
State Authorized Public Accountant (Norway)

Oslo, Norway
November 5, 1999